Exhibit 99.1

OneWater Announces Acquisition of YakGear, Inc.
Acquisition expands aftermarket position in burgeoning paddle sports vertical and further bolsters OneWater’s Parts & Accessories business

BUFORD, GA – March 1, 2022 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that its subsidiary, T-H Marine, has acquired YakGear, Inc. (“YakGear”), an industry-leading supplier of kayak equipment, paddle sports accessories, and boat mounting accessories based in Houston, Texas.

“Since 2006, YakGear Founder and President Bill Bragman and his team have done a remarkable job providing accessories to kayak, canoe, and stand up paddle board enthusiasts, earning YakGear’s repuation as a household name among their audience,” said Jeff Huntley Sr., Chief Executive Officer for T-H Marine. “We're thrilled to add the YakGear team, including Jerron Wosel, YakGear’s Director of Procurement and now President of the YakGear division, to T-H Marine, along with their expansive portfolio of paddle sport products. YakGear’s strong multi-channel approach to the aftermarket complements our platform and provides exposure to an entirely new set of paddle sports retailers and consumers, giving T-H Marine a stronger foothold in the space.”

Along with its extensive line of marine accessories, YakGear has exclusive distribution agreements to provide Railblaza® products in the United States and agreements for other countries abroad. YakGear will continue to operate as a standalone division of T-H Marine at its current facility in Houston, Texas.

“The OneWater family looks forward to welcoming the YakGear team as we continue to diversify our suite of aftermarket marine products. YakGear is T-H Marine’s second acquisition of 2022, underscoring the  ability of T-H Marine’s acquisition engine to add horsepower to OneWater’s business model, aftermarket diversification, and growth strategy. Between T-H Marine’s leading omni-channel presence in the marine industry and YakGear’s position in the world of kayaking and paddle sports, we believe the combined forces are poised for further success.” said Austin Singleton, Chief Executive Officer for OneWater.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 75 retail locations, 9 distribution centers/warehouses and multiple online marketplaces in 16 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

About T-H Marine

T-H Marine, a subsidiary of OneWater Marine, has grown to be one of the largest suppliers of marine parts and accessories in the United States. T-H Marine is based in Huntsville, Alabama, where it provides various products including jack plates, outboard tilt and trim controls, rigging components, boat plumbing, hatches, LED lights, livewell aeration, and more. The line-up also includes an expanding selection of products that are part of T-H Marine’s BOATING ESSENTIALS® collection: a one stop shop for a multitude of widely used marine parts and accessories.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, restrictions on the availability of inventory, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.